UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2010 (December 29, 2009)

LOJACK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

001-08439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION

                      UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 29, 2009, LoJack Corporation and the other borrowers and guarantors party thereto (the “Company” or “we”), RBS Citizens, N.A., as a Lender, Administrative Agent and Lead Arranger, and TD Bank, N.A., as a Lender and Issuing Bank, entered into a multicurrency revolving credit agreement (the “New Credit Agreement”) to replace the Company’s prior multicurrency credit agreement with Citizens Bank of Massachusetts, Royal Bank of Canada and the other lending institutions party thereto. The New Credit Agreement provides for a multicurrency revolving credit facility in the maximum amount of USD $30 million (or its equivalent in alternate currencies). We have the right to increase the aggregate amount available to be borrowed under the USD $30 million multicurrency facility up to USD $50 million, subject to certain conditions.

The new revolving credit facility terminates on December 29, 2011, at which point all amounts outstanding under the revolving credit facility are due. The interest rate on borrowings under the New Credit Agreement varies depending on our choice of interest rate and currency options, plus an applicable margin. The credit facility is guaranteed by the Company’s U.S. domestic subsidiaries and certain Canadian subsidiaries and it is secured by all domestic assets, including our intellectual property and a pledge of 100% of the stock of Boomerang Tracking Inc. and 65% of the capital stock of LoJack Equipment Ireland Limited. The New Credit Agreement is set forth in Exhibit 10.1 attached hereto and incorporated by reference herein.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the New Credit Agreement described above, effective as of December 29, 2009, our multicurrency credit and term loan agreement with Citizens Bank of Massachusetts, as Lender, Administrative Agent, Lead Arranger and Issuing Bank, Royal Bank of Canada, as the Canadian Lender, and the lending institutions party thereto dated as of July 20, 2007, terminated. Such credit agreement initially made available to the Company a multicurrency revolving credit facility in an aggregate principal amount not to exceed USD $50 million at any one time outstanding in the form of loans and letters of credit. In addition, it provided for term loans to be made to LoJack ExchangeCo Canada Inc. in the aggregate principal amount of up to approximately CAD $26 million and revolving credit up to a maximum of CAD $5 million. The revolving credit facility was guaranteed by the Company and its domestic subsidiaries. The CAD term loan and revolving credit were guaranteed by the Company and its domestic U.S. and Canadian subsidiaries.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Multicurrency Revolving Credit Agreement, dated as of December 29, 2009, by and among LoJack Corporation, and the other Borrowers and Guarantors party thereto, RBS Citizens, N.A., as a Lender, Administrative Agent and Lead Arranger, and TD Bank, N.A., as a Lender and Issuing Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant)

By:	/s/ Thomas A. Wooters
Thomas A. Wooters, Executive Vice President and General Counsel

Date: January 5, 2010